CONTRACT

This contract is signed on October 10th, 2006 by the following parties.

Party A: Wu Lan Cha Bu Emergency Hospital Center
Party B: Beijing Liang Fang pharmaceutical Co. Ltd..

Herein, Wu Lan Cha Bu Emergency Hospital Center (Party A) loaned 30 Million from Beijing Liang Fang pharmaceutical Co. Ltd. (Party B) for the construction of new hospital ward.

Herein, both parties are the hospital construction blueprint’s attending parties. The purpose of this contract is to regulate and to supplement on this contract.

Herein, both parties of this contract are effective artificial persons by Chinese Law, have the right to sign this contract and implement the rights and obligations of the terms underwritten in this contract.

Hereby, in order to improve medical industry development, regulate medical market management activities, based on the principal of equal, beneficial-both parties, both parties agree to sign the following contract:

1)	General Principles
1), According to PRC Corporation Law and other relating law and regulations, after both parties’ negotiation, Party B agree to lend 30 Million RMB to Party A. After the construction of new hospital ward, Party A assigned Party B to be the sole supplier for all the medicine and disposable medical devices. The cooperation period is 20 years. Party B agrees to provide a 5 years’ loan without bank interest.
2), Both parties agree to afford the concerning obligations.
2,	Tenet, Business range and Location
3), Hospital’s tenet is to provide service to public, take the responsibility to serve for health field, and to promote our country’s medical industry development.
4), Hospital’s business range is: Synthetical Three A Hospital
5), Hospital Location: Xin District, Wu Lan Cha Bu City, Inner-Mongolia
3,	Registration Capital, Cooperation period and Share holder’s fund
6), Party A’s first period’s investment will be 90 Million RMB, within which 30 Million will be self-funding, 30 Million are loaned from China Bank, 30 Million RMB will loan from Party B.
7), Share holder’s fund composition and sum
a, Party A funds 100% of the capital, and will be 100% of the registration portion.
b, Party B provide a loan of 30 Million RMB to Party A, will not take any share in new corporation.
4,	Organization
8), The hospital will set up board of directors and supervision committee. The Board will be consisted of seven people, and six from Party A, one from Party B. Hospital will have one chairman of board (representative of corporation) assigned by Party A, one vice chairman of board, assigned by Party B. Supervision Committee will be consisted of two people, each party will assign one person. Hospital will set up management organization, and the hospital director will in charge of the operation and management. The director will be recommended by Party A and assigned by board of directors.
9), the board will dictate to the management organizations with the asset accumulation and management technical directions and will sign assignment with management department, and each department will need to accomplish the task according to the directions.
10), If operation management team could accomplish the annual management target, both parties shall not raise with any proposals that will be obstacle to hospital’s developing. If the management team can not accomplish the Annual management plan, then base on either party’s written requirement, the hospital can re-organize a new management team.
11), The general loan’s sum shall be follow the National Law and regulations. And the hospital’s activities on loan, mortgage, etc, shall base on all board’s approval.
5,	Irresistible force
12), Any Party experiences any unexpected irresistible force that results to contract’s implementation, that party should inform the other party in written letter based on the following situation within 15 days. Irresistible force includes: Government Admin Department’s policies or decisions that result to the project’s closure, merging or cancellation, etc. Or irresistible reason that cause the failure of agreement implementation, And must provide effective proof documents which had been provided from notarial office. And based on the effect on contract’s implementation, then both parties will negotiate with a resolution, or to exempt part of obligation, or postpone the contract’s implementing time.
6,	Dispute Resolution
13), Any dispute in implementing shall be negotiated within two parties first; if failed, then both party agree to submit it to the local arbitration committee.
14), During the arbitration process, except for the arbitrated portion, this contract shall be continuously implemented.
7,	Miscellaneous
15), Any annex is the integral part of this agreement. The annex and this agreement are equally valid. Any documents concerning about each shareholder’s rights and obligations shall be in written form letter, except for their notification letter, fax. The address in this contract is the legal address of each shareholder.. if any modification, shall inform each shareholder 30 days earlier.
16), This contract’s explanation and implementation shall be within the domination of PRC’s Law.
17), Each party shall cooperate on other annex, additional contract, regulations and other document’s signature and implementing.
18), This contract will be effect on both party legal representative’s signature.

Party A(signature and seal): Wu Lan Cha Bu Emergency Hospital Center
Party B(signature and seal): Beijing Liang Fang pharmaceutical Co. Ltd.